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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  ------------


Date of Report: February 21, 2001 Date of Earliest Event Reported:
February 21, 2001


                            MERRIMAC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    New Jersey                       0-11201                     22-1642321
(State of incorporation        (Commission File No.)          (I.R.S. Employer
   or organization)                                          Identification No.)

    41 Fairfield Place
 West Caldwell, New Jersey                                      07006-6287
(Address of principal executive                                 (Zip Code)
        offices)


       Registrant's telephone number, including area code: (973) 575-1300


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.     Other Events

         On February 21, 2001, Merrimac amended the Rights Agreement dated as of March 9, 1999, as amended (the "Rights Agreement"), between Merrimac and Mellon Investor Services, L.L.C. (f.k.a. ChaseMellon Shareholder Services, L.L.C.), as rights agent, in order to ensure that the rights afforded to shares of Merrimac's common stock under the Rights Agreement will continue to be afforded to shares of its common stock after its reincorporation merger with and into Merrimac-Delaware, Inc. a Delaware corporation and wholly-owned subsidiary of Merrimac, expected to be consummated on February 22, 2001. The reincorporation merger is being undertaken for the purpose of reincorporating Merrimac in the state of Delaware.

         The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of Amendment No. 4 to the Rights Agreement, which is attached hereto as Exhibit 1(d) and incorporated herein by reference.

Item 7.     Exhibits

1(d) Amendment No. 4 dated as of February 21, 2001 to the Rights Agreement dated as of March 9, 1999, as amended, between Merrimac Industries, Inc. and Mellon Investor Services, L.L.C. (f.k.a. ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MERRIMAC INDUSTRIES, INC.

                                            By        /s/ Robert V. Condon
                                               ---------------------------------
                                                 Name:  Robert V. Condon
                                                 Title: Vice President, Finance
                                                        and Chief Financial
                                                        Officer

Dated:  February 21, 2001




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                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit                                                            Numbered Page
-------                                                            -------------

1(d)        Amendment No. 4 dated as of February 21, 2001 to the
            Rights Agreement dated as of March 9, 1999, as amended, between Merrimac Industries, Inc. and Mellon
            Investor Services, L.L.C. (f.k.a. ChaseMellon
            Shareholder Services, L.L.C.), as Rights Agent.




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